Exhibit 10.1

AMENDMENT NO. 1 TO AGREEMENT

This Amendment No. 1 to Agreement (this “Amendment”) is entered into as of November 19, 2015 by and among the Company, Niihara, and Sarissa in order to amend the Agreement entered into as of September 11, 2013 (the “Original Agreement”) among them and TRW as follows:

1.                                      Definitions.  Terms not otherwise defined in this Amendment shall have the meanings attributed to such terms in the Original Agreement.  References in the Original Agreement to this “Agreement” mean the Original Agreement as amended by this Amendment and as further amended from time to time as provided in the Original Agreement.

2.                                      Termination of Original Agreement; Waivers.

(a)                                 The Original Agreement is hereby terminated among the parties, and the parties shall have no further rights or obligations to each other under the Original Agreement.

(b)                                 As a material inducement to each of the other parties to enter into this Amendment, and without limitation of the other terms set forth herein, each of the parties hereby irrevocably and unconditionally (i) waives fully and forever any and all rights (whether known or unknown) each has ever had, has or may have under the Original Agreement against each other, and (ii) waives and releases each other fully and forever from any and all obligations each has ever had, has or may have to the other under the Original Agreement.

3.                                      General Representations, Warranties and Agreements.

(a)                                 Each party warrants and represents to each of the other parties that such party has not heretofore assigned, subrogated or transferred to any natural person, firm, partnership, corporation or entity whatsoever any claim, right or interest under the Original Agreement.  In the event that any claim, demand, cause of action or suit is made or initiated against a party to this Amendment because of any such purported prior assignment, transfer or subrogation of any such claim, right or interest, the assigning, transferring or subrogating party shall indemnify, defend and hold harmless the other parties from any such claim, demand, cause of action or suit, and from any such purported assignment, subrogation or transfer.

(b)                                 Each party warrants and represents to each of the other parties that such party is entering into this Amendment without duress or undue influence, in good faith and for sufficient consideration, and that this Amendment is fair, just and reasonable as to such party.  Each party enters into this Amendment with full knowledge of any and all rights that such party may have by reason of or in relation to the Original Agreement.

(c)                                  Each party warrants and represents to each of the other parties that this Amendment has been duly and validly authorized by all requisite corporate or other company action of such party, if applicable, has been duly and validly executed and delivered by such party, and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

4.                                      Confidentiality.  Each party acknowledges and agrees that the specific terms and conditions of this Amendment and the related letter agreement of even date between Niihara and Sarissa (the “Related Agreement”) are and shall remain absolutely confidential, and each party shall use commercially reasonable efforts not to disclose the terms hereof and thereof, except as follows: (a) as may be required to satisfy a party’s obligations to any taxing authorities or other governmental authority; (b) as required by law, including, without limitation, the federal or state securities laws and regulations or court order; (c) communications with legal counsel and tax, business, and other professional advisors, who shall be informed that such information is confidential and who shall agree to maintain such confidentiality); (d) as necessary to enforce any provision of this Amendment or the Related Agreement; and (e) as reasonably necessary in the ordinary course of their business operations, including (in the case of Sarissa) for customary fund reporting purposes to the limited partners thereof or other investors therein.  There shall be no public announcement of this Amendment or the Related Agreement, except (i) by the Company pursuant to a Form 8-K reviewed in advance by Sarissa and Niihara, (ii) by the Company by inclusion of this Amendment as an exhibit to its Current Report on Form 8-K disclosing the entry into this Amendment or its Annual Report on Form 10-K for the year ending December 31, 2015, (iii), to the extent deemed necessary by Sarissa, by Sarissa pursuant to a Schedule 13D reviewed in advance by the Company and Niihara, and (iv) by Niihara pursuant to a Schedule 13D reviewed in advance by the Company and Sarissa.

5.                                      No Other Terms.  In entering into this Amendment and the Related Agreement, it is understood and agreed that the parties are relying wholly upon their own judgment, belief and knowledge, and except to the extent expressly stated herein, that they have not been influenced to any extent whatsoever in making this Amendment or the Related Agreement by any representations or statements regarding said damages or regarding any other matter made by the persons, firms, entities or corporations who are hereby released, or by any person representing the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

/s/ YUTAKA NIIHARA
Yutaka Niihara, M.D., M.P.H.

EMMAUS LIFE SCIENCES, INC.

By:	/s/ PETER LUDLUM
	Name:	Peter Ludlum
	Title:	Co-Executive Committee
Member and Chief Financial Officer

SARISSA CAPITAL MANAGEMENT, LP

By:	/s/ MARK DIPAOLO
	Name:	Mark DiPaolo
	Title:	General Counsel